SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report: July 22, 2003



                                  DRUCKER, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)



     Delaware                   0-29670                     N/A
-------------------             -------------               ----
(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)


             1-1035 Richards Street, Vancouver, B.C. Canada V6B 3E4
        -----------------------------------------------------------------
             (New address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (604) 681-4421

Item 1.           Changes in Control of Registrant

On June 15, 2003, the Company entered into an Acquisition Agreement with Speed One Investment Limited ("Speed One") and Beijing Beike Machinery Electronic Materials Hightech Corporation ("BK Machinery") whereby the Company is acquiring 100% of the issued and outstanding shares of Beike-Masic Automation Engineering Company Limited ("BK"), a Chinese Company which specializes in industrial auto-mation in exchange for 93,020,800 shares of common stock of the Company, calc-ulated on preconsolidation basis and all subject to a one for three reverse split upon shareholders' approval. The transaction is expected to be closed by September 30, 2003.


Item 2.           Acquisition or Disposition of Assets

When completed, BK will be a wholly owned subsidiary of the Company. The transaction is expected to be closed by September 30, 2003.

    Acquisition of Beijing Meike-Masic Automation Engineering Company ("BK")

(1) The Acquisition

Drucker, Inc. (the "Company") was formerly an oil exploration company. Its main assets are cash and 1 million shares of Tanganyika Oil, which is producing oil in Egypt and is in the process of developing three major oil fields in Syria. For more information, please visit "www.tanganyikaoil.com."

The Company entered into an Acquisition Agreement with Speed One Investment Limited ("Speed One") and Beijing Beike Machinery Electronic Materials Hightech Corporation ("BK Machinery") on June 15, 2003, to acquire 100% shares of Beijing Beike-Masic Automation Engineering Company ("BK"). Prior to the acquisition, Speed One and BK Machinery owned 75% and 25%, respectively, of the shares of BK.

Immediately prior to the signing of the Acquisition Agreement, Speed One and BK Machinery were the owners of all the shares in the capital stock of BK. As a result of this acquisition, Drucker will initially issue 17.5 million shares immediately and another 25,173,600 shares after shareholders have approved a consolidation of the shares on a 3 for 1 ratio. After the transaction and consolidation, there will be 44,002,835 shares.

(2) History and Business of BK

BK is a leading Chinese provider of complete system solutions for industrial automation and control. It is specialized and experienced in developing, manufacturing, distributing and integrating system solutions and automation control products to top industrial enterprises such as steel companies, machinery manufacturing companies as well as public utilities in China. The manufacturing and R & D facilities are located in Zhong-guan-cun Hi-tech Zone, the so-called "Silicon Valley" in Beijing, China. It has received ISO 9001 certification and also certified by China's Ministry of Science & Technology and MOFTEC (now Ministry of Commerce) to be an Advanced Technology Company qualified for various government incentives, tax exemptions and other preferential treatment. BK has over 100 employees at its main manufacturing facilities and R & D centre in Beijing. More than 60% are technical and engineering personnel. Since its inception, BK has formed a strategic partnership in research with The Institute of Industrial Robots, Industrial Automation and Engineering at Beijing Science and Technology University where BK has recruited some of its core technical and research engineering team. BK's OEM suppliers include AVTRON (US), SIEI (Italy), Siemens (Germany), GE-FANUC (US), Yaskawa (Japan) and Omron (Japan). BK is also a distribution agent in China for Yaskawa products including robotics information and other control products. It also acts as authorized value-added reseller for GE-FANUC and SIEI.

BK was organized as a Chinese foreign equity joint venture company in April 2003 under the laws of the People's Republic of China. It was previously owned by BK Machinery (25%), a domestic Chinese company, and certain individual shareholders (75%). In April 2003, all the individual shareholders incorporated themselves and transferred all their shares in BK into Speed One, a BVI company. As a result, the company was restructured into a Chinese-foreign equity joint venture in April 2003. All Chinese government approvals have been obtained.

BK has enjoyed substantial growth in revenue and profits over the past three years as shown below:


   (Unaudited; in millions in USD converted at the rate of US$ 1 = RMB 8 yuan)

                                                                  Preliminary
          YE Dec        2000         2001          2002           May 2003
           -----        ----         ----          ----           --------

          Revenue       4.6          10.8          20.9           7.1
          Net Profit    0.3           1.8           4.4           2.9

As at May 31, 2003, preliminary figures indicate revenue of US$ 7.1 million and net profits of US$ 2.89 million, a net margin of 40%. Net working capital was US$ $8.5 million including cash of about US$ 4.5 million and no long-term debt. These are preliminary unaudited figures for the five months ending May 31, 2003 on Chinese accounting standards. An audit on the financial information for 2001 and 2002 is currently underway to provide two years US GAAP financial information as required by the SEC.

As a result of this transaction, Messrs LIU Wei Zhang, Engineer; HONG Liang, Engineer; GE Liang Song, Senior Engineer; SUN Yi Kang, Professor; Ronald Xie, Lawyer; and Nick Ringma, Businessman have been appointed to the Board. Messrs Patrick Chan (Chairman), Ernest Cheung, Ken Kow & Joseph Tong have tendered their resignations. Mr. Gerry Runolfson has resigned as President and Mr. Ronald Xie has been appointed as President of the Company. Mr. Gerry Runolfson has been appointed Secretary of the Company replacing Mr. Ernest Cheung.


Item 3.           Bankruptcy or Receivership

                  None.


Item 4.           Changes in Registrant's Certifying Accountant

                  None.


Item 5.           Other Events

Pursuant to the Acquisition Agreement, the following events are expected to occur before the transaction may be closed:

The Company's common stock, issued and outstanding, shall be consolidated on a one to three basis in the second half of 2003.

The name of the Company shall be changed to BK, Inc.

Appointment of Officers
-----------------------
Ronald Xie has been appointed President of the Company to serve at the discre-tion of the Board of Directors from June 16, 2003. (See Biographical Informa-tion under Directors herein below).

Ronald Xie and Nick Ringma have been appointed as Directors effective June 16, 2003.

Pursuant to the Acquisition Agreement, the Board of Directors has appointed the following persons as Directors, to be effective ten days after mailing of Notice to shareholders pursuant to Section 14f of the Securities Exchange Act of 1934:

Liu, Wei Zhang
Hong, Liang
Ge, Liang Song
Sun, Yi Kang

The biographical information of the new directors and director designees is as follows:

RONALD XIURU XIE, age 41, President and Director (appointed in June 2003) obtained a BA degree from Beijing University of International Business & Economics in 1984 and a Master of Law in 1986 from School of Law, Beijing University of International Business & Economics. He obtained an LLB (law) in 1992 from Queen's University in Canada. He is President and director of China NetTV Holdings, Inc. since July 2003 to present. He is a founding partner of Allied Law Office in Beijing, PR China since 1998. He was a Senior Partner, Great Wall Law Office in Beijing, China, 1995-1998. He has been a member of the Chinese practice Bar since 1988 and was called to the Bar of Ontario, Canada in 1993. Mr. Xie will devote approximately 50% of his time to company operations.

NICK RINGMA, age 56, was appointed a director of Drucker, Inc. in June 2003. Mr. Ringma studied at Calvin College 1967-68 and obtained a BA in 1973 from Simon Fraser University in Vancouver, BC. From 1997 to present, he has been Vice President and director of Digital Accelerator Corp. He has been a director of Vertigo Technologies, Inc. from September 2002 to present. From 1980-1982, he was President of Miller Electronics - a Division of Gendis.

LIANG HONG, age 40, obtained a Bachelor Degree in 1985 from Automation Department of USTB. From the beginning of 2003 to the present, he has been Vice G.M. in School-funded Industrial Group of USTB. His major responsibilities include assessment for investment in connection with whole school's industry, evasion of legal risks, project plan, capital operation, public relationship, etc. Mr. Hong was a founder of BK and acts as Vice President, participating in all major decisions and development plan of the company, and shouldering such responsibilities as the establishment of technical and marketing teams, operating management, organization of R & D, development of new technology, administration of major projects, public relations, financing, etc. From 2001 to 2002, Mr. Hong set up Time High-Tech Co., Ltd. (THT) and acted as Vice G.M. The company was invested by State Investment Development Corporation (SIDC) and USTB. Mr. Hong participated in all initial activities including project assessment, financing negotiations, incorporation of joint ventures. From 1999 to 2002, Mr. Hong acted as vice director of Robot Institute of USTB.

YI KANG SUN, age 71, professor of automation at USTB, obtained a Bachelor Degree in 1952 from Tsinghua University in Beijing, China with a major in Material Molding and Control Engineering. Since 1999, Mr. Sun has acted as Technical Director of BK. He has been a director since incorporation of the company, responsible for technology directions, application and management, product development, international communication and development planning, R & D, and project planning. From 1994 to 1999, Mr. Sun acted as Chief Engineer of BK and was responsible for all major engineering and technological issues.

WEI ZHANG LIU, age 53, obtained Bachelor Degree from USTB in 1976 and also obtained a Bachelor Degree from the Arts & Law School of USTB in 1982. During the period from 1990 to present, Mr. Liu acted as Vice G.M. and G.M. of BK Machinery; G.M. and President of BK. He is in charge of overall affairs of BK and has turned the company into a top manufacturer and provider of automation system solutions and related products in China.

LIANG SONG GE, age 38, obtained a Bachelor Degree in 1986 from the Automation Department of USTB and a Master Degree in 1989 from Automation Department of Harbin Institute of Technology, China. From 1998 to 2002, Mr. Ge acted as Vice G.M. of BK. Since the beginning of 2003, Mr. Ge has acted as G.M. of BK.


Item 6.    Resignation of Registrant's Directors and Changes in Officers

Gerald Runolfson resigned as President of the Company effective June 16, 2003. Ernest Cheung resigned as Secretary and Patrick Chan resigned as Chairman effective June 16, 2003. Patrick Chan and Joseph Tong have resigned from the Board effective June 16, 2003. Ernest Cheung and Ken Kow resigned as directors effective ten days after mailing of Notice to Shareholders pursuant to Section 14f of the Securities Act of 1934.

Existing directors, Patrick Chan and Joseph Tong, have resigned effective June 16, 2003 Ernest Cheung and Ken Kow resigned as directors effective ten days after mailing of Notice to Shareholders pursuant to Section 14f of the Securities Act of 1934.

Item 7.           Financial Statements & Exhibits

                  Financial Statements - None.

                  Exhibits:

                         10.1   Acquisition Agreement


Item 8.           Change in Fiscal Year

                  None.


Item 9.           Regulation FD Disclosure

                  None.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 22, 2003


                                            DRUCKER, INC.



                                            By: /s/ Ronald Xie
                                                --------------------------------
                                                Ronald Xie, President